Exhibit 99.1

For Immediate Release	Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
October 19, 2006	904-398-9400
LANDSTAR SYSTEM REPORTS THIRD QUARTER
DILUTED EARNINGS PER SHARE OF $.53
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported net income for the 2006 third quarter of $30.6 million, or $.53 per diluted share, on revenue of $649 million. Included in the 2006 third quarter results was $29.7 million of revenue attributable to transportation services provided primarily under a contract between Landstar Express America and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). The revenue recognized under the FAA contract during the 2006 third quarter generated $4.5 million of operating income which, net of related income taxes, increased net income by $2.8 million or, $.05 per diluted share. Operating margin in the 2006 third quarter was 8.0 percent. The revenue generated under the FAA contract increased operating margin by 35 basis points in the 2006 period.
Net income for the 2005 third quarter was $34.6 million, or $.58 per diluted share on revenue of $676 million. Included in the 2005 third quarter revenue was $129.8 million of revenue related to disaster relief efforts for the various hurricanes that impacted the United States during the quarter. These transportation services were provided primarily under the FAA contract. The revenue recognized under this contract during the 2005 third quarter generated $22.7 million of operating income which, net of related income taxes, increased net income by $14.0 million, or $.23 per diluted share.

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Landstar’s carrier group of companies generated $461 million of revenue in the 2006 third quarter, compared with revenue of $414 million in the 2005 third quarter. In the 2006 and 2005 third quarters, the carrier group invoiced customers $48.9 million and $32.2 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies, comprised of Landstar Express America and Landstar Logistics, generated $180 million of revenue, which included the $29.7 million related to transportation services provided under the FAA contract, in the 2006 third quarter compared with $254 million of revenue, which included $129.8 million related to transportation services provided primarily under the FAA contract, in the 2005 third quarter. Operating margin in the 2005 third quarter was 8.5 percent. The revenue generated under the FAA contract increased operating margin by 213 basis points in the 2005 period.
Net income for the thirty-nine-week period ended September 30, 2006 was $84.4 million, or $1.43 per diluted share, compared to net income of $73.8 million, or $1.22 per diluted share for the 2005 thirty-nine-week period ended September 24, 2005. Included in net income for the 2006 thirty-nine-week period was $12.2 million of operating income related to $86.0 million of revenue from transportation services provided under the FAA contract. This $12.2 million of operating income, net of related income taxes, increased net income $7.5 million, or $.13 per diluted share. Included in net income for the 2005 thirty-nine-week period was $24.2 million of operating income related to the $137.9 million of revenue from transportation services provided primarily under the FAA contract. This $24.2 million of operating income, net of related income taxes, increased net income $14.9 million, or $.25 per diluted share. Revenue was $1,902 million in the 2006 thirty-nine-week period, compared to revenue of $1,717 million in the corresponding 2005 period. Landstar’s carrier group of companies generated $1,357 million of revenue in the thirty-nine-week period ended September 30, 2006, compared with $1,198 million in the thirty-nine-week period ended September 24, 2005. In the 2006 and 2005 thirty-nine-week periods, the carrier group invoiced customers $129.4 million and $81.5 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $520 million of revenue, which

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included the $86.0 million related to transportation relief services provided primarily under the FAA contract, in the 2006 thirty-nine-week period compared with $497 million of revenue, which included $137.9 million related to transportation services provided primarily under the FAA contract, in the comparable 2005 period.
Landstar System, Inc. also announced that its Board of Directors has declared its second quarterly dividend of $0.03 per share. The dividend is payable on November 30, 2006, to stockholders of record at the close of business on November 10, 2006. It is the intention of the Board of Directors to continue to pay a quarterly dividend going forward.
Commenting on Landstar’s 2006 third quarter performance, Landstar President and CEO Henry Gerkens said, “Landstar has delivered another quarter of strong growth in our core business, as consolidated revenue exclusive of revenue generated under Landstar Express America’s contract with the FAA increased 13.4 percent. Operating margin, exclusive of the effect of revenue generated under the FAA contract, increased 123 basis points to 7.6 percent.”
Continuing, Gerkens said, “During the quarter Landstar continued the rollout of its warehousing initiative. We have executed contracts providing Landstar a warehousing presence in 25 markets. We have also begun to service our second warehouse customer. Also during the quarter, we increased the total number of approved truck capacity providers by over 700.”
“Trailing twelve month return on average equity remained high at 51 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 34 percent. During the 2006 third quarter, Landstar purchased 1,415,479 shares of its common stock at a total cost of $59,903,000, bringing the total number shares purchased during 2006 to 2,658,427 at a total cost of $114,597,000,” Gerkens said. “The Company may purchase up to an additional 1,866,800 shares of common stock under its authorized share repurchase program.”

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“The ongoing execution of our share purchase program combined with the Board of Directors’ declaration of the quarterly dividend reflects both the ability of the Landstar business model to generate free cash flow and the Board’s commitment to returning value to the Company’s stockholders.”
Continuing, Gerkens said, “When evaluating Landstar’s 2006 fourth quarter guidance, it should be noted that revenue for the 2005 fourth quarter included approximately $138 million of revenue attributable to transportation services provided under the FAA contract. In addition, Landstar’s 2005 fiscal year was a 53 week year. Thus, the 2005 fourth quarter was a fourteen-week period, running from September 25, 2005 through December 31, 2005, versus the 2006 fourth quarter which is a thirteen-week period, running from October 1, 2006 through December 30, 2006. I estimate the extra week in the 2005 fourth quarter represented approximately $50 million of revenue. Based upon anticipated business levels, I estimate consolidated revenue for the 2006 fourth quarter to be in a range of $675 million to $715 million, including an estimated $12 million of transportation services that have been requested to be provided under the FAA contract. In addition, making no further assumption as to revenue generated under the FAA contract and including an anticipated charge of approximately $.02 per diluted share attributable to the adoption of Statement of Financial Accounting Standard No. 123R, Share-Based Payment, I estimate earnings for the fourth quarter of 2006 to be within a range of $.47 to $.53 per diluted share.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, are intended to identify forward-looking statements. Such statements are by nature

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subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2005 fiscal year, described in Item 1A Risk Factors and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiaries Landstar Express America, Inc. and Landstar Logistics, Inc., provides international and domestic multimodal (over-the-road, air, ocean and rail) transportation, expedited, contract logistics and warehousing services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept 30,	Sept 24,	Sept 30,	Sept 24,
	2006	2005	2006	2005
Revenue	$1,902,477	$1,717,386	$649,197	$676,070
Investment income	2,589	2,087	1,337	852

Costs and expenses:
Purchased transportation	1,430,411	1,286,016	486,102	502,924
Commissions to agents	149,694	135,689	52,173	53,650
Other operating costs	37,125	27,400	14,837	10,785
Insurance and claims	30,230	34,850	9,656	11,946
Selling, general and administrative (1)	102,809	99,923	31,885	36,072
Depreciation and amortization	12,230	11,926	4,180	3,998

Total costs and expenses (1)	1,762,499	1,595,804	598,833	619,375

Operating income (1)	142,567	123,669	51,701	57,547
Interest and debt expense	4,950	3,194	1,808	1,205

Income before income taxes (1)	137,617	120,475	49,893	56,342
Income taxes (1)	53,222	46,664	19,313	21,773

Net income (1)	$84,395	$73,811	$30,580	$34,569

Earnings per common share (1)	$1.45	$1.24	$0.53	$0.59

Diluted earnings per share (1)	$1.43	$1.22	$0.53	$0.58

Average number of shares outstanding:
Earnings per common share	58,229,000	59,416,000	57,287,000	58,494,000

Diluted earnings per share (1)	59,155,000	60,660,000	57,948,000	59,526,000

Dividends paid per common share	$0.080	$0.025	$0.030	$0.025

(1)	On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123R, Share-Based Payment (“FAS 123R”), under the modified retrospective method. The adoption of FAS 123R resulted in the recognition of a $5,125,000 pretax charge for the thirty nine week period ended September 30, 2006, which net of related income tax benefits, reduced net income by $3,514,000, or $.06 per common share ($.06 per diluted share). In the thirteen week period ended September 30, 2006, the implementation of FAS 123R resulted in the recognition of a $1,828,000 pretax charge, which net of related income tax benefits, reduced net income by $1,280,000, or $.02 per common share ($.02 per diluted share).

In the thirty nine week period ended September 24, 2005, the implementation of FAS 123R resulted in the recognition of a $4,518,000 pretax charge, which net of related income tax benefits, reduced net income by $3,185,000, or $.05 per common share ($.05 per diluted share). In the thirteen week period ended September 24, 2005, the implementation of FAS 123R resulted in the recognition of a $1,490,000 pretax charge, which net of related income tax benefits, reduced net income by $1,056,000, or $.02 per common share ($.02 per diluted share).

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept 30,	Sept 24,	Sept 30,	Sept 24,
	2006	2005	2006	2005
External Revenue

Carrier segment	$1,356,780	$1,197,614	$460,847	$414,093
Global Logistics segment	520,080	496,769	179,613	254,181
Insurance segment	25,617	23,003	8,737	7,796

External revenue	$1,902,477	$1,717,386	$649,197	$676,070

Operating Income

Carrier segment (1)	$137,398	$112,979	$49,334	$42,700
Global Logistics segment (1)	25,353	33,403	8,331	24,261
Insurance segment	24,056	17,697	8,967	6,069
Other (1)	(44,240)	(40,410)	(14,931)	(15,483)

Operating income (1)	$142,567	$123,669	$51,701	$57,547

(1)	Amounts for the periods ended September 24, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Sept 30,	Dec 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$82,819	$29,398
Short-term investments	21,162	20,693
Trade accounts receivable, less allowance of $5,550 and $4,655	357,482	534,274
Other receivables, including advances to independent contractors, less allowance of $5,024 and $4,342	18,827	11,384
Deferred income taxes and other current assets (1)	30,289	21,106

Total current assets (1)	510,579	616,855

Operating property, less accumulated depreciation and amortization of $76,885 and $68,561	103,346	89,131
Goodwill	31,134	31,134
Other assets	33,556	28,694

Total assets (1)	$678,615	$765,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$29,495	$29,829
Accounts payable	141,419	164,509
Current maturities of long-term debt	16,860	12,122
Insurance claims	26,526	27,887
Other current liabilities	57,249	65,149

Total current liabilities	271,549	299,496

Long-term debt, excluding current maturities	110,250	154,851
Insurance claims	38,295	37,840
Deferred income taxes	18,139	17,938

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 64,858,208 and 64,151,902 shares	649	642
Additional paid-in capital (1)	103,225	84,532
Retained earnings (1)	472,292	392,549
Cost of 7,988,710 and 5,344,883 shares of common stock in treasury	(335,767)	(221,776)
Accumulated other comprehensive loss	(17)	(211)
Note receivable arising from exercise of stock options	—	(47)

Total shareholders’ equity (1)	240,382	255,689

Total liabilities and shareholders’ equity (1)	$678,615	$765,814

(1)	Amounts as of December 31, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept 30,	Sept 24,	Sept 30,	Sept 24,
	2006	2005	2006	2005
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$964,260	$906,581	$323,664	$307,359
Other third party truck capacity providers	392,520	291,033	137,183	106,734

	$1,356,780	$1,197,614	$460,847	$414,093

Revenue per revenue mile	$2.02	$1.85	$2.05	$1.92

Revenue per load	$1,613	$1,484	$1,652	$1,545

Average length of haul (miles)	800	803	807	806

Number of loads	841,000	807,000	279,000	268,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$78,308	$91,508	$31,145	$56,173
Other third party truck capacity providers	302,746	285,369	104,445	130,704
Rail, Air, Ocean and Bus Carriers (3)	139,026	119,892	44,023	67,304

	$520,080	$496,769	$179,613	$254,181

Revenue per load (4)	$1,482	$1,489	$1,428	$1,498

Number of loads (4)	294,000	241,000	105,000	83,000

	As of	As of
	Sept 30,	Sept 24,
	2006	2005
Capacity
Business Capacity Owners (1) (5)	8,463	7,846

Other third party truck capacity providers:
Approved and active (6)	14,604	13,328
Approved	8,009	8,178

	22,613	21,506

Total available truck capacity providers	31,076	29,352

Agent Locations	1,291	1,131

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2006 thirty nine and thirteen week periods was $23,032,000 and $3,594,000, respectively, of revenue attributable to buses provided under the FAA contract. Included in the 2005 thirty nine and thirteen week periods was $24,471,000 of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from transportation services provided under the FAA contract.

(5)	Trucks provided by business capacity owners were 9,164 and 8,581, respectively.

(6)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.